UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2004

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL AGREEMENT

On December 9, 2004, InfoSpace, Inc. and Edmund O. Belsheim, Jr., Chief Administrative Officer, entered into Amendment No. 1 to Employment Agreement amending the Employment Agreement dated as April 2, 2003 between InfoSpace, Inc, and Edmund O. Belsheim Jr.. The amendment provides that in the event of Mr. Belsheim’s death while employed by InfoSpace, one hundred percent (100%) of Mr. Belsheim’s unvested stock options shall immediately vest and become exercisable. Mr. Belsheim’s beneficiary (or such other person(s) specified by will or the laws of decent and distributions) has the right to exercise Mr. Belsheim’s options for one (1) year following Mr. Belsheim’s death.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

10.19	Amendment No. 1 to Employment Agreement dated as of December 9, 2004 between InfoSpace, Inc. and Edmund O. Belsheim, Jr. to Employment Agreement dated as of April 2, 2003 between InfoSpace, Inc. and Edmund O. Belsheim, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description
10.19	Amendment No. 1 to Employment Agreement dated as of December 9, 2004 between InfoSpace, Inc. and Edmund O. Belsheim, Jr. to Employment Agreement dated as of April 2, 2003 between InfoSpace, Inc. and Edmund O. Belsheim, Jr.